                                                                    EXHIBIT 99.2

                 KMART ANNOUNCES APPOINTMENT OF SENIOR OFFICERS
                     TO GUIDE COMPANY THROUGH REORGANIZATION

          CHAIRMAN JAMES B. ADAMSON APPOINTED CHIEF EXECUTIVE OFFICER,
            SUCCEEDING CHARLES C. CONAWAY, WHO WILL LEAVE THE COMPANY

                  RETAIL VETERAN JULIAN C. DAY NAMED PRESIDENT
                           AND CHIEF OPERATING OFFICER

              TURNAROUND SPECIALISTS ALBERT A. KOCH AND TED STENGER
                       APPOINTED TO TOP FINANCE POSITIONS

         TROY, MICH., MARCH 11, 2002 - Kmart Corporation (NYSE: KM) today announced the appointment and promotion of a number of senior officers to guide the Company through its reorganization and provide reinvigorated and refocused leadership as Kmart continues its comprehensive financial and operational restructuring.

         The Company announced the following appointments and promotions:

     - James B. Adamson, Chairman of the Board of Directors, has been appointed Chief Executive Officer, effective immediately. He succeeds Charles C. Conaway, who will be leaving the Company and the Board. Adamson is the former Chairman, President and Chief Executive Officer of Advantica Restaurant Group, Inc., one of the largest restaurant companies in the United States. Adamson's retail and restaurant experience spans more than 25 years, including serving as Executive Vice President of Merchandising at Target Stores, a senior executive at
         B. Dalton Bookseller and a merchant and store operations manager at The Gap. He is also credited with helping turn around the retail drug store chain Revco, Inc., serving as Executive Vice President of Marketing during its chapter 11 reorganization.

     - Julian C. Day has been named President and Chief Operating Officer. Day is the former Executive Vice President and Chief Operating Officer of Sears, Roebuck and Co. He also served as Executive Vice President and Chief Financial Officer of Safeway, Inc. The President and COO position had been vacant. Day will report to Adamson.

     - Albert A. Koch, Chairman of Jay Alix & Associates, a leading turnaround management firm, has been appointed Chief Financial Officer. He succeeds John T. McDonald, Jr., formerly Executive Vice President, Chief Financial Officer, who will be leaving the Company. Koch's prior assignments include serving as CFO of Oxford Health Plans and leading the restructurings of Ryder System, Inc. and Allegheny General Hospital. Koch will report to Adamson.

     - Ted Stenger, a Principal of Jay Alix & Associates, has been named Treasurer. He has served as a turnaround and restructuring advisor at Allied Holdings, Fruit of the Loom, FINOVA Group Inc., and The Leslie Fay Companies. Stenger was previously interim COO of American Rice Inc. and interim CEO at Maidenform Worldwide. The Treasurer position had been vacant. Stenger will report to Koch.

     - Janet G. Kelley has been promoted to Executive Vice President, General Counsel. She had been Senior Vice President, General Counsel. Kelley will report to Adamson.

     - James E. Defebaugh has been promoted to Senior Vice President, Chief Compliance Officer and Secretary. He will have overall corporate responsibility for the Company's compliance programs. He was previously Vice President, Associate General Counsel and Secretary. He will report to Kelley.

     - Lori A. McTavish has been promoted to Senior Vice President, Communications, with responsibility for all external and internal communications. She was previously Vice President, Communications with responsibility for external communications. McTavish will report to Adamson.

         Ronald C. Hutchison will continue to serve as Chief Restructuring Officer, reporting to Adamson. Hutchison, who joined Kmart in January 2002, has extensive experience in turnaround management and corporate restructurings. Among other assignments, Hutchison has served as Chief Financial Officer at Advantica Restaurant Group and helped restructure Leaseway Transportation, a transportation holding company that emerged from chapter 11 in the early 1990's.

         The other corporate functions reporting to Adamson are Merchandising, Marketing, and Human Resources. The corporate functions reporting to Day are Store Operations, Global Systems Capability and Supply Chain, Strategic Initiatives, Real Estate Management and Construction and Information Technology.

         Commenting on behalf of the Kmart Board, Director Thomas T. Stallkamp said, "We are very fortunate to be able to draw upon Jim Adamson's many talents and experiences at this time of transition at Kmart. Now that the Company has taken the difficult but necessary actions to stabilize its finances and operations, he is the right executive to move Kmart forward. His qualities include strong team-building and leadership abilities, a unique understanding of Kmart's issues based on his tenure as a director, and extensive retail experience and turnaround expertise."

         Adamson, 54, has been a member of Kmart's Board of Directors since 1996. He was named Chairman of the Board in January 2002. Since then he has served as the principal liaison between the Board and the Company's senior management and has played an active role in overseeing the company's chapter 11 reorganization proceedings.

         Adamson said, "I am honored that the Board has asked me to step in to the CEO role at such a critical time in Kmart's history. Since assuming a day-to-day role at Kmart in January, I have become increasingly familiar with Kmart's challenges and opportunities.

         "Kmart has had to take a number of painful actions in recent weeks, including filing for chapter 11 protection and announcing plans to close under-performing stores and reduce staff. Now it is time for the Company to look forward and begin the process of developing a new business plan that will define Kmart's role in a rapidly evolving retail environment. I believe the changes we are announcing today will help to reinvigorate and refocus the organization as we begin to tackle the hard work ahead," he said.

         Adamson continued, "The Board and I appreciate Chuck Conaway's many contributions. Although he was faced with monumental issues, his efforts have established a basis for us to move forward in a number of areas. We respect his decision and wish him well as he moves on to spend more time with his young family and pursue new opportunities."

         Conaway said, "It has truly been a privilege to serve in a leadership role at Kmart. I am proud of our many accomplishments and remain convinced that Kmart can and will compete successfully in the discount retail arena even as it continues to address the difficulties it has had to fight for years. I am particularly grateful for the unwavering dedication of our associates and the support we have received from our customers and vendors.

         "While I have been contemplating this departure for some time given my family needs and professional goals, it was critical that the transition go smoothly. Following court and creditor approval of our new $2 billion credit facility, the Company is now in a stronger financial position with adequate liquidity. We have restored associate benefits and implemented a retention plan for our non-senior executives and store managers. Thanks to the support of our vendor community and the vendor lien program, the majority of our suppliers have resumed shipments and our in-stock position is steadily increasing. With the announcement of our store closing program and the rejection of leases for previously closed stores, we are in the process of achieving significant improvements in asset utilization."

         Conaway continued, "I have worked very closely with Jim Adamson since his appointment as Chairman in January. He is an exceptional leader and Kmart will benefit from the many insights he gained at other companies undergoing massive operational and cultural transformations."

         Adamson successfully led a financial restructuring of Advantica in 1997 that eliminated more than $1 billion in debt that had burdened the company since 1989. Advantica owns and operates approximately 2,400 moderately priced restaurants in the mid-scale dining segment, including the Denny's, CoCo's, and Carrow's brands. He was recognized nationally for transforming Advantica's culture into a model of corporate diversity. The NAACP honored Adamson with its Corporate CEO Achievement Award, 60 Minutes highlighted his leadership of Denny's innovative diversity training programs, and Fortune ranked Advantica No. 1 in its list of "America's 50 Best Companies for Minorities" in 2000 and 2001. Adamson joined Advantica from Burger King Corporation, where as President and CEO his leadership in simplifying the fast-food chain's menu and refocusing the business on burgers resulted in increased sales and profits.

         Day, 49, joined Sears in March 1999 as Executive Vice President and CFO and was soon promoted to Chief Operating Officer and a member of the Office of the Chief Executive. Most recently he has been acting as an advisor to a range of companies and serves on the Board of Directors of Petco Inc., which recently became a publicly traded company. Before joining Sears, Day served as executive vice president and chief financial officer for Safeway, Inc., the second largest food and drug retailer in North America. During his five-year tenure at Safeway, the Company experienced a radical transformation of its store operations and achieved a significant increase in shareholder value.

         Day previously served as President and Chief Executive Officer of Bradley Printing Company and as European Development Manager for Chase Manhattan Bank. Day also provided management services to a variety of portfolio companies of Kohlberg, Kravis, and Roberts.

         "I am very pleased that Julian Day has agreed to serve as chief operating officer of Kmart," Adamson said. "His extensive experience in retailing, particularly in the general merchandise and food and drug sectors, will be invaluable as we continue to take the steps necessary to enhance Kmart's financial and operational performance."

         Koch, 59, was named Chairman of Jay Alix & Associates in December 2001. The firm is a nationally recognized leader in providing corporate turnaround and debt restructuring expertise to under-performing companies. He also serves as a Principal Member of the General Partner of Questor Partners Funds, private equity investment funds focused on investing in under-performing and distressed companies. Koch's previous assignments include serving as

CFO of Oxford Health Plans and leading the restructurings of Ryder System, Inc. and Allegheny General Hospital. He previously served as managing partner of the Detroit office of Ernst & Young.

         Stenger, 44, has served as a turnaround and restructuring advisor at Allied Holdings, Fruit of the Loom, FINOVA Group Inc., and The Leslie Fay Companies. He also has served as interim COO of American Rice Inc. and interim CEO at Maidenform Worldwide. He previously worked in the Corporate Finance Group of Ernst & Young.

         Kelley, 48, joined Kmart in April 2001 from The Limited, Inc. where she served as Vice President and Senior Counsel. Prior to joining The Limited she served as Vice President and General Counsel for Sunbeam Corporation. Previously, Kelley was a partner at Wyatt, Tarrant & Combs.

         Defebaugh, 47, joined Kmart in 1983 as a commercial law attorney. After a series of promotions, he was named Vice President, Associate General Counsel and Secretary in May 2001. He previously served as a partner in the firm Defebaugh & Kantz and as a research attorney for Oakland County Circuit Court in Michigan.

         McTavish, 41, joined Kmart in May 2001 from DaimlerChrysler, where she had served as Senior Manager, Corporate Media Relations, North America. At Chrysler Corporation, prior to its merger with Daimler Benz, she served as Marketing Programs-PR Manager for the Jeep/Eagle Division and Manager of Corporate Media Relations. She began her career with Chrysler Canada, where she was responsible for employee communication and special events.


SAFE HARBOR STATEMENT

The foregoing, as well as other statements made by Kmart, may contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; and the ability of the Company to attract and retain customers. Other risk factors are listed from time to time in the Company's SEC reports, including, but not limited to the quarterly report on Form 10-Q for the quarter ended November 27, 2001. Kmart disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                                      # # #

Contact:      Kmart Media Relations
              (248) 463-1021